Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post–Effective Amendment No. 575 to the Registration Statement on Form N–1A of Fidelity Salem Street Trust: Fidelity Inflation-Protected Bond Index Fund and Fidelity SAI Municipal Income Fund of our reports dated February 9, 2024; Fidelity SAI International Credit Fund, Fidelity Series 0-5 Year Inflation-Protected Bond Index Fund, and Fidelity Series 5+ Year Inflation-Protected Bond Index Fund of our reports dated February 13, 2024; Fidelity International Bond Index Fund of our report dated February 14, 2024, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the period ended December 31, 2023. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 21, 2024